Form of
APPENDIX A
SHAREHOLDER SERVICES AND DISTRIBUTION PLAN

Name of Fund	Name of Class	Aggregate Service Fee[1]
Legg Mason International Opportunities Bond Fund	Class A	0.25%
	Class C	0.70%
	Class I	None
	Class FI	0.25%
	Class IS	None

Legg Mason Manager Select Large Cap Growth Fund	Class I	None

Legg Mason Manager Select Large Cap Value Fund	Class I	None

Legg Mason Strategic Real Return Fund	Class A	0.25%
	Class C	1.00%
	Class I	None
	Class FI	0.25%
	Class IS	None
	Class R	0.50%

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1 Expressed as an annual rate of the average daily net assets of the Fund attributable to that Class.